Exhibit 10.8.5.1

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL58372609882383K

Certificate Issued Date	:	20-Dec-2012 04:34 PM

Account Reference	:	IMPACC (IV)/ dl736103/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73610316565914046496K

Purchased by	:	TV 18 Home Shopping Network Limited

Description of Document	:	Article Others

Property Description	:	Supplemental Deed of Hypothecation

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	TV 18 Home Shopping Network Limited

Second Party	:	The Ratnakar Bank Ltd

Stamp Duty Paid By	:	TV 18 Home Shopping Network Limited

Stamp Duty Amount(Rs.)	:	200

(Two Hundred only)

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This Non-Judicial Stamp Paper Forms an Integral Part of the Document title Supplemental Deed of Hypothecation Executed on 12-Jan-13 by TV 18 Home Shopping Network Limited In favour of The Ratnakar Bank Ltd

Statuatory Alert:

1.	The authenticity of the Stamp Certificate can be verified at Authorised Collection Centers (ACCs), SHCIL Offices and Sub-registrar Offices (SROs).
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R-155

SUPPLEMENTAL DEED OF HYPOTHECATION

THIS SUPPLEMENTAL DEED OF HYPOTHECATION is made at New Delhi on 12-Jan-13

BY

TV 18 Home Shopping Network Limited a public limited company incorporated under the Companies Act, 1956 and having its registered office at 503, 504 & 507, 5th Floor, Mercantile House, 15 Kasturba Gandhi Marg, New Delhi - 110001 (hereinafter referred to as “Borrower”, which expression shall include its executors, administrators, successors and permitted assigns as the case may be)

IN FAVOUR OF

THE RATNAKAR BANK LIMITED, a company incorporated under the Indian Companies Act, 1913 and an existing Company within the purview of the Companies Act, 1956 and registered with the Reserve Bank of India as Scheduled Commercial Bank and having its registered office at Shahupuri, Kolhapur – 416 001 and administrative office at “MAHAVEER”, Shri Shahu Market Yard Shahupuri, Kolhapur – 416 005 (hereinafter referred to as “the Bank” which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in interest, assigns, holding or subsidiary company and/or associates)

WHEREAS:

A.	By an Agreement dated 27.04.2012, executed by the Borrower in favour of the Bank, as amended from time to time, in respect of the credit facilities granted by the Bank to the Borrower, (hereinafter referred to as the “Facility Agreement”), the Bank has, at the request of the Borrower, agreed to provide / provided to the Borrower the credit facilities described in Part-A of the Schedule – I (hereinafter referred to as the “Existing Facility”) on the terms and conditions contained in the said facility agreement.

B.	One of the conditions of the Facility Agreement is that the Existing Facility together with all interest, commission, costs, charges, expenses and all other monies whatsoever stipulated in or payable by the Borrower under the Facility Agreement and / or the other documents shall be secured, inter-alia, by a charge on various assets of the Borrower, in a form and manner satisfactory to the Bank.

C.	The Borrower has, in accordance with the terms of the Facility Agreement, hypothecated, as and by way of charge, the Assets, more particularly described in the Deed of Hypothecation executed by the Borrower in favour of the Bank on 27.04.2012 (the “Principal Deed”, which expression shall include all amendments made thereto from time to time), as security for repayment / payment of the Existing Facility, all interest, commission, costs, charges, expenses and all other monies as stipulated and in the manner set out in the Facility Agreement and / or the other documents.

D.	Subsequent to the execution of the Principal Deed, the Bank at the request of the Borrower, agreed to lend to the Borrower additional credit facilities of Rs.10,00,00,000/-(Rupees Ten Crores Only), more particularly described in Part-B of Schedule – I (the “Additional Facility”), on the terms and conditions contained in the letter of sanction of the Bank.

E.	In terms of the Facility Agreement and the terms and conditions of sanction of additional credit facilities, the Borrower is required to create charge over the existing charged / additional assets for the purpose of securing the Existing Facility as also the Additional Facility.

F.	The Borrower is required to execute a supplemental deed of hypothecation in favour of the Bank so as to provide that the Assets shall in addition to the Existing Facility also secure the Additional Facility and all monies in respect thereof, as also that the Existing Facility and the Additional Facility shall also be secured by additional assets.

G.	The Bank has called upon the Borrower to execute these presents, which the Borrower has agreed to do in the manner hereinafter expressed.

NOW THEREFORE THESE PRESENTS WITNESSETH THAT:

1.	DEFINITIONS AND CONSTRUCTION

In these presents, unless there is anything repugnant to the subject or context thereof, the expressions listed below shall have the following meanings:

“Assets” means, as the context may permit or require, any or each of the assets / properties more specifically detailed in the Principal Deed as also in Schedule - II hereto.

“Additional Assets”, means, as the context may permit or require, any or each of the additional assets / properties more specifically detailed in Schedule - III hereto.

2.	The amount of Rs.40,00,00,000/- (Rupees Forty Crores only) as appearing in the Principal Deed shall stand substituted by Rs.50,00,00,000/- (Rupees Fifty Crores only) (i.e. the aggregate of the Existing Facility and the Additional Facility). The existing Facility and the Additional Facility are for brevity’s sake referred to as the “Aggregate Facility”.

3.	In pursuance of the Supplemental Agreement and in consideration of the Bank having granted / extended and / or agreed to grant / extend the Additional Facility to the Borrower, at the request of the Borrower, on the terms and subject to the conditions mentioned in the letter of sanction and in consideration of the premises, the Borrower hereby agrees, confirms and undertakes that the Borrower shall repay / pay the Additional Facility, all interest, commission, charges, costs, expenses and all other monies as stipulated and in the manner set out in the letter of sanction and / or the other document/s and shall duly observe and perform all the said terms and conditions.

4.	In pursuance of the above and in consideration of the Bank having granted and / or agreed to grant / extend the Additional Facility to the Borrower at the request of the Borrower, on the terms and subject to the conditions set out in the letter of sanction and the other documents and for the consideration aforesaid, the Assets (more particularly described in Schedule-II hereto) are hereby hypothecated as security for and be charged with the repayment / payment of the Additional Facility, all interest, commission, costs, charges, expenses and all other monies whatsoever stipulated in or payable by the Borrower under the additional facility / as per the letter sanction, this Supplemental Deed and / or the other documents.

5.	In pursuance of the Principal Deed and in consideration of the Bank having granted / extended and / or agreed to grant / extend the Existing Facility and the Additional Facility to the Borrower, at the request of the Borrower, on the terms and subject to the conditions set out in the Principal Deed, sanction letter and the other documents and in consideration of the premises, the Borrower hereby confirms and declares that the additional charge is created on the assets hypothecated vide Principal Deed as described in Schedule-II hereunder to secure the Additional Facility and also the Additional Assets (more particularly described in Schedule-III hereto) are hereby hypothecated as additional security for and be charged with the repayment / payment of the Existing Facility and the Additional Facility, all interest, commission, costs, charges, expenses and all other monies whatsoever stipulated in or payable by the Borrower under this Supplemental Deed, the Facility Agreement, the Principal Deed and the other documents.

6.	For the consideration aforesaid, the Borrower hereby further agrees, confirms and declares that:

(i)	the Existing Facility which are secured, inter alia, by the Assets are also now secured by the Additional Assets;

(ii)	the Additional Facility are secured by the Assets and the Additional Assets;

(iii)	all the powers, provisions, agreements, declarations and covenants contained in or implied by the Principal Deed, including the power of sale, power to appoint receiver and power of entry, shall be applied and be applicable to this security as fully and effectually as if all the said powers, provisions, provisos, agreements, declarations and covenants had been herein set out in extense and specifically made applicable hereto;

(iv)	the Principal Deed and the Standard Terms shall remain in full force and effect and shall be read in conjunction with this Supplemental Deed and shall be enforceable as if the provisions of this Supplemental Deed were incorporated therein by way of addition;

(v)	all Schedules hereto shall form an integral part of this Supplemental Deed.

SCHEDULE – I

PART-A Existing Credit Facilities:

Nature of Credit Facility	Amt. Rs.	Rate of Interest*	Penal Interest	Periodicity of charging interest	Margin	Repayment
Working Capital Demand Loan	30.00 Crs	To be decided at the time of disbursement.	2% p.a.	Monthly	25%	On Demand

Cash Credit	10.00 Crs	BR +2.50% p.a. i.e. 13.50 % p.a.	2% p.a.	Monthly	25%	On Demand

TOTAL	Rs.40,00,00,000/- (Rupees Forty Crores only

*	In case of working capital limits, the minimum interest shall be equal to three months’ interest at agreed rate on the sanctioned limit, as and by way of commitment charges

PART-B Revised Credit Facilities:

Nature of Credit Facility	Amt. Rs.	Rate of Interest*	Penal Interest	Periodicity of charging interest	Margin	Repayment
Working Capital Demand Loan	40.00 Crs (enhanced by Rs.10.00 Crores)	To be decided at the time of disbursement.	2% p.a.	Monthly	25%	On Demand

Cash Credit	10.00 Crs	BR +2.50% p.a. i.e. 13.50 % p.a.	2% p.a.	Monthly	25%	On Demand

TOTAL	Rs.50,00,00,000/- (Rupees Fifty Crores only)

*	In case of working capital limits, the minimum interest shall be equal to three months’ interest at agreed rate on the sanctioned limit, as and by way of commitment charges

SCHEDULE - II

(Description of the Assets mentioned in Principal Deed)

PART - I

A. Current Assets:

The whole of Current Assets of the Borrower namely Stocks of Raw Materials, Stocks in process, Semi-Finished and Finished Goods, Stores and Spares not relating to Receivables and Book-Debts and all other movable, both present and future whether now lying loose or in cases or which are now lying or stored in or about or shall hereinafter from time to time during the continuance of the security be brought into or upon or be stored or be in or about of the Borrower’s factories, premises and godowns or any other place wherever the same may be or be held by any party to the order or disposition of the Borrower or in the courts of the transit or on high-seas or on order or delivery howsoever and whatsoever in the possession of the Borrower and either by way of substitution or addition.

B. Book Debts:

All the present and future book-debts outstanding, money receivables, claims, bills hereunder which are now due and owing or which may at any time hereinafter during the continuance of this security become due owing to the Borrower in the course of his business by any persons firm, company or body corporate or by the Central Government or any State Government, or any Government department or office or any municipal or local or public or semi-government body or authority or any body corporate or undertaking or project whatsoever

PART - II

Movable Fixed Assets:

All present and future movable fixed assets of the Borrower of the following description, lying or stored in the Borrowers factories, premises and godowns or any other place, particularly plant and machinery, equipments, furniture & fixtures, equipments, computers, vehicles, whether installed on the factory shed or not and all present and future plant and machinery purchased from time to time by availing of the said facilities as mentioned hereinabove, in possession of or in transit now belonging to or that may at any time belong to the Borrower or that may be held by any party to the order or disposition of the Borrower together with all its accessories, spares, tools and implements.

SCHEDULE - III

(Description of Additional Assets)

As per the Principal Deed of Hypothecation dated 27.04.2012

IN WITNESS WHEREOF the Borrower has executed these presents on the date mentioned above.

SIGNED AND DELIVERED BY
For TV 18 Home Shopping Network Limited

/s/ SACHIN RASTOGI

Director/Authorised Signatory (ies)

The Common Seal of

TV 18 Home Shopping Network Limited the Borrower within named was affixed hereunto in the presence of:

/s/ ROSHNI TANDON Ms ROSHNI TANDON
Shri./Smt.
Company Secretary of the Borrowers in pursuance of the Board Resolution dated January 10, 2013 and they have signed below the Seal to confirm that the Seal was affixed in their presence.